Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Annual Report of Entegris, Inc. (the “Company”) on Form 10–K for the year ended August 27, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Gideon Argov, Chief Executive Officer of the Company and John Villas, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes–Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gideon Argov
Gideon Argov
Chief Executive Officer
November 22, 2005

/s/ John Villas
John Villas
Senior Vice President and Chief Financial Officer
November 22, 2005